UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a), (b), (d), (e) and (f): Not applicable.

(c) On October 5, 2007, Orchid Cellmark Inc. (the “Company”) appointed James F. Smith as Vice President and Chief Financial Officer.

Mr. Smith, age 57, was most recently Executive Vice President and Chief Financial Officer of Aphton Corporation, a position he held from 2004 to 2007. Prior to joining Aphton, he served as Vice President and Global Controller of Ansell (Healthcare) Ltd. from 2001 to 2004. Prior to that, Mr. Smith held senior finance/accounting positions for Wyeth and American Cyanamid Company. After graduating from Quinnipiac University with a degree in accounting, Mr. Smith started his accounting career at PricewaterhouseCoopers. He is licensed as a certified public accountant.

There is no family relationship, arrangement or understanding between Mr. Smith and any other person pursuant to which he was appointed as an executive officer of the Company.

Pursuant to the terms of an employment agreement between Mr. Smith and the Company, Mr. Smith will receive an annual salary of $245,000 and be eligible to receive an annual bonus of up to 25% of his annual base salary, pro rated for 2007. Under the agreement, Mr. Smith agreed to purchase $10,000 worth of the Company’s common stock on the open market within six months of his employment by the Company and the Company granted Mr. Smith an option to purchase 75,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock as determined under the Company’s Amended and Restated 2005 Stock Plan, as amended. The option vests in 48 equal installments over four years and fully upon a change of control of the Company (as defined in the agreement). The agreement is for an initial term of three years and automatically extends for additional one-year periods unless the Company or Mr. Smith provide notice to the other at least three months before the end of the current term that the agreement will not automatically extend beyond such current term. The Company may terminate the agreement upon notice to Mr. Smith, must provide Mr. Smith six months of his base salary if it terminates Mr. Smith without cause (as defined in the agreement) and must provide Mr. Smith eighteen months of his base salary if it terminates Mr. Smith without cause within nine months following a change of control of the Company that occurs within five years of the start of his employment with the Company. Mr. Smith may terminate the agreement upon thirty days notice to the Company. In addition, in connection with the agreement, Mr. Smith entered into an intellectual property, confidentiality, non-competition and non-solicitation agreement with the Company.

A copy of the press release announcing the appointment of Mr. Smith is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchid Cellmark Inc.

Date: October 9, 2007	By:	/s/ Thomas A. Bologna
	Name:	Thomas A. Bologna
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated October 9, 2007.